Moody National Reit I, Inc. 8-K
EXHIBIT 10.10

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT is made by MOODY NATIONAL REALTY COMPANY, L.P., a Texas limited partnership, whose address for notice hereunder is 6363 Woodway, Suite 110, Houston, Texas 77057 (hereinafter referred to as the “Guarantor”), in favor of PATRIOT BANK, a Texas banking association (together with any successor holders of the hereinafter defined Note, the “Lender”).

W I T N E S S E T H:

WHEREAS, Lender proposes to make a loan to MNHP NOTE HOLDER, LLC, a Delaware limited liability company (“Borrower”) in the original principal amount of ELEVEN MILLION FOUR HUNDRED EIGHTY-THREE THOUSAND TWO HUNDRED SEVENTY-NINE AND 54/100 DOLLARS ($11,483,279.54), which loan would be evidenced by a Promissory Note executed and delivered by Borrower payable to the order of Lender of even date herewith in like principal amount (the "Note”) and would be secured by, among other things, a Collateral Assignment of Note and Liens (“Collateral Assignment”) in favor of Lender (such Collateral Assignment, together with any other pledges, assignments, and agreements made by Borrower, or any other person or entity, to secure payment of the Note, are herein collectively called the “Security Documents”); and

WHEREAS, as a condition precedent to Lender’s loan to Borrower, Lender has required that Guarantor guaranty payment of the Note and related indebtedness on the terms and conditions set forth in this Guaranty Agreement.

NOW, THEREFORE, (i) to induce Lender to loan monies to or for the account of Borrower, (ii) at the special insistence and request of Lender, and (iii) for the consideration recited above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

I.
The Indebtedness

1.           The Indebtedness.  As used in this Guaranty Agreement, the “Indebtedness” means all indebtedness now or hereafter owing by Borrower to Lender under the Note, all principal advanced under the Note and all interest and default rate interest on the Note, together with any modifications, extensions, renewals, and/or rearrangements of the Note, together with all amounts that Borrower may from time to time become obligated to pay or reimburse to Lender under the Security Documents, including, without limitation, amounts paid by Lender for ad valorem taxes or insurance premiums or repair costs that are obligations arising under or in connection with the Security Documents, and including all reasonable attorney’s fees and costs of court incurred by Lender in enforcing Lender’s rights under the Security Documents.  Without limiting the generality of the foregoing, the Indebtedness guaranteed under this Guaranty Agreement includes all post-petition interest, expenses and other liabilities of Borrower that would be owed by any Borrower to Lender but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

II.
The Guaranty

1.           Indebtedness Guaranteed.  Guarantor unconditionally and irrevocably guarantees the prompt payment when due, whether at maturity or otherwise, of all of the Indebtedness.  If Guarantor fails to make any payment of any part of the Indebtedness when due or, if the Note or Security Document under which such payment is due provides any cure period, before the expiration of said cure period, then said failure will constitute a default under this Guaranty Agreement.

2.           Nature of Guaranty.  This is an irrevocable, absolute, complete, and continuing guaranty of payment and not a guaranty of collection, and will not be affected by the release or discharge of Borrower from, or impairment or modification of, Borrower’s obligations with respect to any of the Indebtedness in any bankruptcy, receivership, or other insolvency proceeding or otherwise.  No notice of any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor.  The fact that the Indebtedness may be rearranged, increased, reduced, modified, extended for any period, and/or renewed from time to time, or paid in full without notice to Guarantor will not release, discharge, or reduce the obligation of Guarantor with respect to the Indebtedness, and Guarantor will remain fully bound under this Guaranty Agreement.  It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty Agreement will not be discharged at any time prior to the occurrence of both (i) payment in full of the Indebtedness and (ii) expiration of Lender’s obligation to advance monies to Borrower pursuant to the Note or any Security Document.  This Guaranty Agreement may be enforced by Lender and any subsequent holder of the Indebtedness, and will not be discharged by the assignment or negotiation of all or part of the Indebtedness.  This Guaranty Agreement may not be revoked by Guarantor and will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned or refunded by Lender to the payor thereof or to any other person, as a preferential transfer, voidable transfer or otherwise upon any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Borrower or any other payor of such amounts, or after any attempted revocation by Guarantor, all as though such payment had not been made.  Guarantor expressly waives presentment, demand, notice of non-payment, protest, notice of protest and dishonor, notice of intention to accelerate, notice of acceleration, notice of intention to foreclose, notice of foreclosure, and any other notice whatsoever on any and all forms of such Indebtedness, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of Lender being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to Lender.

3.           Lender’s Rights.  Guarantor authorizes Lender, without notice or demand and without affecting Guarantor’s liability under this Guaranty Agreement, to take and hold security for the payment of this Guaranty Agreement and/or any of the Indebtedness, and exchange, enforce, waive, impair and release any such security; to apply such security and direct the order or manner of sale thereof as Lender may determine; to obtain a guaranty of the Indebtedness from any one or more persons and at any time or times; and to enforce, waive, rearrange, modify, impair, limit or release any of such other persons from their obligations under such guaranties.  Guarantor acknowledges and agrees that the obligations of all persons to pay and satisfy the Indebtedness pursuant to their respective guaranties (including Guarantor’s obligations under this Guaranty Agreement) are joint and several.  Guarantor acknowledges and agrees that Lender has complete discretion regarding whether, when, and how to exercise the foregoing rights.

4.           Lender’s Right of Offset.  As security for its obligations under this Guaranty Agreement, Guarantor grants to Lender a security interest in, a general lien upon and/or right of set-off of the following (herein referred to as the “Security”):  (i) the balance of every deposit account now or hereafter existing of Guarantor, any other claim of Guarantor against Lender now or hereafter existing, and all monies, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interests of Guarantor, which at any time come into the possession or custody or under the control of Lender or any of its agents or affiliates, for any purpose; (ii) any claim of Guarantor against Borrower now or hereafter existing and all monies, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interests of Borrower, which at any time come into the possession or custody or under the control of Guarantor for any purpose; and (iii) the proceeds, products and accessions of and to any of the foregoing.  Lender, at its option, may at any time, without notice and without any liability, retain all or any part of the Security until all of the Indebtedness has been paid in full or may set off all or any part of the Security against the Indebtedness, whether the Indebtedness is matured or unmatured, in any manner and in any order of preference that Lender, in its sole discretion, chooses.  The grant of the above security interest and lien will not in any way limit or be construed as limiting Lender to collect payment of any liability of Guarantor under this Guaranty Agreement only out of the Security, but it is expressly understood and provided that all such liability constitutes the absolute, unconditional and continuing obligation of Guarantor.  Notwithstanding the foregoing, Lender shall have no security interest in or right of setoff with respect to any accounts or deposits held by any related party.

5.           Guarantor’s Waivers.   Guarantor waives any right to require Lender to (and it is not necessary for Lender, in order to enforce such payment by Guarantor to first): (a) proceed against Borrower or any other person liable on the Indebtedness, (b) proceed against or exhaust any security given to secure the Indebtedness, (c) have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Indebtedness, (d) enforce Lender’s rights against any other guarantor of the Indebtedness, or (e) pursue or exhaust any other remedy in Lender’s power whatsoever.  Guarantor waives any defense or right arising by reason of any disability, lack of corporate authority or power, impairment of recourse or of collateral under §3.605 of the Texas Uniform Commercial Code or otherwise, or other defense of Borrower or any other guarantor of any of the Indebtedness, and will remain liable on this Guaranty Agreement regardless of whether Borrower or any other guarantor is not liable thereon for any reason.  Guarantor waives all rights granted to Guarantor by Sections 43.002 and 43.003 of the Texas Civil Practice and Remedies Code, as amended.  Guarantor agrees that all rights granted to Guarantor by Section 43.004 of the Texas Civil Practice and Remedies Code are subordinate to the rights granted to Lender by this Guaranty Agreement.  To the maximum extent permitted by applicable law, Guarantor hereby waives all rights, remedies, claims, and defenses based upon or related to Sections 51.003, 51.004, and 51.005 of the Texas Property Code, to the extent the same pertain or may pertain to any enforcement of this Guaranty Agreement.

6.           Waiver of Subrogation.   Guarantor has no right of subrogation until such time as all of the Indebtedness has been paid in full.

7.           Maturity of Indebtedness; Payment.   If the maturity of any Indebtedness is accelerated by bankruptcy or otherwise, then such maturity will also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor.  Guarantor must, immediately upon notice from Lender of Borrower’s failure to pay any Indebtedness at maturity, pay to Lender the amount due and unpaid by Borrower and guaranteed by this Guaranty Agreement.  The failure of Lender to give this notice will not in any way release Guarantor under this Guaranty Agreement.

8.           Lender’s Expenses.   If Guarantor fails to pay the Indebtedness after notice from Lender of Borrower’s failure to pay any Indebtedness at maturity, and if Lender obtains the services of any attorney for collection of amounts owing by Guarantor under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership, or other judicial proceedings for the establishment or collection of any amount owing by Guarantor under this Guaranty Agreement, or if any amount owing by Guarantor under this Guaranty Agreement is collected through such proceedings, then Guarantor must pay to Lender all court costs and Lender’s reasonable attorneys’ fees, together with the amount of any and all expenses, including fees and disbursements of Lender’s attorneys and of any experts or agents retained by Lender or Lender’s attorneys, which Lender may incur as a result of Guarantor’s failure to pay.  Guarantor will also pay any post-adjustment interest owing on such amounts at the maximum non-usurious rate of interest allowed by applicable law until paid.

9.           Primary Liability.   The liability of Guarantor for payment of the Indebtedness is primary and not secondary.

10.           Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations.   Guarantor consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty Agreement will not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including, without limitation, rights to notice) that Guarantor might otherwise have as a result of or in connection with any of the following:

(a)           Modifications, etc.   Any renewal, extension, modification, alteration, acceleration, rearrangement or amendment of or change with respect to all or any part of the Indebtedness, the Note, any Security Document, or any contract or understanding between Borrower or any other parties and Lender pertaining to the Indebtedness;

(b)           Adjustment, etc.  Any adjustment, waiver, indulgence, forbearance, settlement, or compromise that might or might not be granted or given by Lender to Borrower, Guarantor or any other party;

(c)           Condition of Borrower or Guarantor.   The insolvency, bankruptcy, receivership, arrangement, adjustment, composition, liquidation, disability, dissolution, any other proceeding under any law for protection of debtors, or lack of power of Borrower, Guarantor or any other party at any time liable for payment of all or part of the Indebtedness; any discharge, impairment, modification, release, limitation of liability of, or stay of enforcement proceedings against Borrower, Guarantor or any other party or against any properties or the estate of Borrower, Guarantor or any other party in the course of or resulting from any such proceedings; the failure by Lender to file or enforce a claim in any proceeding described in this subparagraph or to take any other action in any proceeding to which Borrower, Guarantor, or any other person is a party; or any sale, lease or transfer of any or all of the assets of Borrower, Guarantor or any other party, or any changes in the shareholders, partners or members of Borrower, Guarantor or any other party; or any change of name, identity, structure, reorganization or any change in the business or operations of Borrower, Guarantor or any other party;

(d)           Invalidity of Indebtedness. The invalidity, deficiency, illegality or unenforceability of all or any part of the Indebtedness, or any document or agreement executed in connection with the Indebtedness, for any reason whatsoever, including, without limitation, the fact that the Indebtedness, or any part thereof, exceeds the amount permitted by law, the act of creating the Indebtedness or any party thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Indebtedness acted in excess of their authority, the Indebtedness violates applicable usury laws, Borrower has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) which render the Indebtedness wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Indebtedness (or the execution, delivery and performance of any document or instrument representing part of the Indebtedness, or executed in connection with the Indebtedness) is illegal, uncollectible, legally impossible, or unenforceable, or the Note, the Security Documents or other documents or instruments pertaining to the Indebtedness have been forged or otherwise are irregular or not genuine or authentic;

(e)           Release of Obligors.  Any full or partial release or discharge of the liability of Borrower on the Indebtedness or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Indebtedness or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Indebtedness in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Indebtedness, or that Lender will look to other parties to perform the Indebtedness;

(f)           Other Security.  The taking or accepting of any other security, collateral, guaranty, or other assurance of payment for all or any part of the Indebtedness, or the failure or refusal of Borrower or any other person to sign any guaranty, security agreement or other instrument within the contemplation of Borrower, Guarantor or Lender;

(g)           Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, destruction, elimination, waiver, waste, loss or impairment (including, without limitation, negligent, wilful, unreasonable or unjustifiable impairment) of any collateral at any time securing payment of the Indebtedness;

(h)           Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in, or the negligence of Lender regarding, the preservation, protection, enforcement, sale, or other handling or treatment of all or any part of such collateral, including, without limitation, the failure of Lender to foreclose on any collateral mortgaged or pledged under any of the Security Documents or the delay by Lender in instituting or prosecuting any right or remedy under any of the Security Documents, including, without limitation, the right to foreclose on collateral by non-judicial foreclosure sale or otherwise;

(i)           Status of Liens.  The fact that any collateral, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Indebtedness is or is not properly perfected or created, or proves to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility, or value of any of the collateral for the Indebtedness;

(j)           Preference.  Any payment by Borrower to Lender is held to constitute a preferential or voidable transfer under bankruptcy laws, or for any reason Lender is required to return or refund such payment or pay such amount to Borrower or any other party; or

(k)           Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Note, the Security Documents, the Indebtedness, or the security and collateral therefor, that would or might constitute or afford any legal or equitable discharge, release of, or defense to a guarantor or surety, other than payment and performance by Guarantor under this Guaranty Agreement, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Indebtedness pursuant to the terms thereof;

it being the unambiguous and unequivocal intention of Guarantor that Guarantor is obligated to pay the Indebtedness when due, notwithstanding any occurrence, circumstance, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described in this Guaranty Agreement, except for the full and final payment and satisfaction of the Indebtedness.

11.           No Duty of Good Faith or Special Relationship.  Guarantor acknowledges that Lender has no duty of good faith either to Borrower or Guarantor, and acknowledges that no special relationship, such as a fiduciary or trust relationship, exists between Lender and either of Borrower or Guarantor.  Guarantor agrees that no such duty of good faith will arise, and no such special relationship will exist, unless pursuant to, and only to the extent set forth in, a written agreement that is signed by Lender and that expressly creates such duty of good faith or such special relationship.

12.           No Duty to Mitigate.  Without limiting any other provision in this Guaranty Agreement, Lender has no duty to mitigate the amounts payable by Guarantor to Lender under this Guaranty Agreement or otherwise take any action to reduce, collect or enforce the Indebtedness.

III.
Representations and Warranties

1.           By Guarantor.  In order to induce Lender to make the loan evidenced by the Note, Guarantor represents and warrants to Lender (which representations and warranties will survive the creation of the Indebtedness and any extension of credit thereunder) that:

(a)           Benefit to Guarantor.   Guarantor’s guaranty pursuant to this Guaranty Agreement reasonably has benefited or may be expected to benefit, directly or indirectly, Guarantor.

(b)           Familiarity and Reliance.   Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be used as security for the payment of the Note and other Indebtedness.  However, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement.

(c)           No Representation.   Neither Lender nor any other person, corporation, or entity has made any representation, warranty, or statement to Guarantor with regard to Borrower or its financial condition in order to induce Guarantor to execute this Guaranty Agreement.

(d)           Duly Organized.  If Guarantor is a corporation, limited liability company, limited partnership, or other business organization, it is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized, is duly qualified and in good standing in each other jurisdiction in which the conduct of its business or the maintenance of its property so requires, and has full power and authority to carry on its business as presently conducted and to execute and deliver this Guaranty Agreement.

(e)           No Default.  Guarantor is not in default with respect to any order, writ, injunction, decree of demand of any court or other governmental authority, or in the payment of any indebtedness for borrowed money or under the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness.

(f)           No Untrue Statement. No representation or warranty contained in this Guaranty Agreement the Security Documents or Loan Agreement (hereinafter defined), and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to Lender contains, or will contain, any untrue statement of material fact or omits, or will omit, to state a material fact necessary to make the statement contained herein or therein not misleading.

(g)           Change in Address.  Guarantor will not change his address or identity, structure or composition without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change.

IV.
Miscellaneous Provisions

1.           Financial Covenants.  This Guaranty Agreement is executed subject to the terms and conditions of that Commercial Loan Agreement (“Loan Agreement”) of even date herewith, by and between Borrower, Guarantor and Lender. Guarantor also executed the Loan Agreement, thereby agreeing to and accepting the terms and conditions set forth therein.  Guarantor covenants and agrees that, until final payment and performance in full of the Indebtedness, Guarantor shall furnish to Lender all financial information required under, and otherwise comply with all terms and conditions of, the Loan Agreement.

2.           Successors and Assigns.  This Guaranty Agreement is for and inures to the benefit of the successors and assigns of Lender, and is binding upon the legal representatives, successors, and assigns of Guarantor.

3.           Notice.  All notices provided for or permitted to be given pursuant to this Guaranty Agreement must be in writing and may be given or served by depositing the same in the United States Mail, addressed to the person to be notified, postage prepaid, and registered or certified with return receipt requested, or by Federal Express or other overnight delivery, or by facsimile machine, or by delivering such notice by courier or by hand to such person.  Except as otherwise expressly provided in this Guaranty Agreement, notices are effective upon the earlier to occur of (i) receipt by the party to be notified or (ii) upon deposit in the mail in accordance with this Section.  For purposes of this Guaranty Agreement, Guarantor’s address is the address set forth on the first page of this Guaranty Agreement or any other mailing address in the continental United States of which Guarantor notifies Lender in writing.

4.           Construction.  This Guaranty Agreement is a contract made under and is to be construed in accordance with and governed by the laws of the State of Texas.

5.           Arbitration.  Guarantor agrees to be bound by the terms and provisions of the Binding Arbitration Agreement and Waiver of Jury Trial of even date herewith, which is incorporated by reference herein and is acknowledged as received by Guarantor.

6.           Texas Deceptive Trade Practices – Consumer Protection Act.  Guarantor stipulates and agrees that by virtue of executing this Guaranty Agreement, Guarantor is not seeking to acquire goods or services from Lender, has not acquired goods or services from Lender and is not a “consumer” as that term is defined and under the Texas Deceptive Trade Practice – Consumer Protection Act.

7.           Imaging of Documents.  Guarantor expressly acknowledges, understands and agrees that Lender's document retention policy involves the imaging of this Guaranty Agreement and the destruction of the paper original thereof.  In connection therewith, Guarantor hereby waives any and all rights Guarantor have or may have to claim, for any and all purposes whatsoever, that the imaged copy of this instrument is not an original.

THIS INSTRUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDER AND THE GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE GUARANTOR.  THE GUARANTOR WAIVES THE REQUIREMENT, IF ANY, SET FORTH IN V.A.T.S, BUSINESS & COMMERCE CODE §26.02, AS AMENDED, THAT THE LENDER EXECUTE THIS INSTRUMENT WITH RESPECT TO THE DISCLAIMER OF ORAL AGREEMENTS SET FORTH IN THIS PARAGRAPH TO THE EXTENT PERMITTED BY APPLICABLE LAW.  THE GUARANTOR ACKNOWLEDGES THAT THE LENDER HAS CONSPICUOUSLY POSTED NOTICES INFORMING THE GUARANTOR OF THE PROVISIONS SET FORTH IN V.A.T.S., BUSINESS & COMMERCE CODE §26.02, AS AMENDED.

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WITNESS the execution hereof as of the 3rd day of June, 2011, but effective as of the 5th day of May, 2011.

GUARANTOR:

MOODY NATIONAL REALTY COMPANY, L.P.,
a Texas limited partnership

By:	MOODY REALTY CORPORATION, a Texas corporation, its General Partner

By:	/s/ Brett C. Moody
Brett C. Moody, President

Signature Page to Guaranty Agreement